Exhibit 23.1



			 INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Comcast Corporation on Form S-3 of our report dated February 29, 1996 appearing in the Annual Report on Form 10-K of Comcast Corporation for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
June 12, 1996